Exhibit 99.1

Creative Media & Community Trust Corporation Reports 2024 First Quarter Results
Dallas—(May 15, 2024) Creative Media & Community Trust Corporation (NASDAQ and TASE: CMCT) (“we”, “our”, “CMCT”, or the “Company”), today reported operating results for the three months ended March 31, 2024.
First Quarter 2024 Highlights
Real Estate Portfolio
•Same-store office portfolio(2) was 83.7% leased.
•Executed 36,961 square feet of leases with terms longer than 12 months.
Financial Results
•Net loss attributable to common stockholders of $12.3 million, or $0.54 per diluted share.
•Funds from operations attributable to common stockholders (“FFO”)(3)1 was $(5.9) million, or $(0.26) per diluted share.
•Core FFO attributable to common stockholders(4)1 was $(4.4) million, or $(0.19) per diluted share.
Management Commentary
“Our core FFO improved from the fourth quarter of 2023 primarily due to hotel seasonality and an increase in office net operating income,” said David Thompson, Chief Executive Officer of Creative Media & Community Trust Corporation. “Despite the improvement, our cash flow continues to be impacted by elevated short term interest rates. We are actively evaluating asset sales and other ways to reduce our debt in order to strengthen our balance sheet and improve our cash flow.”
First Quarter 2024 Results
Real Estate Portfolio
As of March 31, 2024, our real estate portfolio consisted of 27 assets, all of which were fee-simple properties and five of which we own through investments in unconsolidated joint ventures (the “Unconsolidated Joint Ventures”). The Unconsolidated Joint Ventures own two office properties (one of which is being partially converted into multifamily units), one multifamily site currently under development, one multifamily property and one commercial development site. The portfolio includes 13 office properties, totaling approximately 1.3 million rentable square feet, three multifamily properties totaling 696 units, nine development sites (three of which are being used as parking lots) and one 503-room hotel with an ancillary parking garage.
Financial Results
Net loss attributable to common stockholders was $12.3 million, or $0.54 per diluted share of common stock, for the three months ended March 31, 2024, compared to a net loss attributable to common stockholders of $12.7 million, or $0.56 per diluted share of common stock, for the same period in 2023. The decrease in net loss attributable to common stockholders was driven by a decrease in depreciation and amortization expense, adjusted for the impact of non controlling interests, of $2.7 million, partially offset by the $1.1 million decrease in FFO discussed below as well as a decrease in gain on sale of real estate $1.1 million.
FFO attributable to common stockholders(3)1 was $(5.9) million, or $(0.26) per diluted share of common stock for the three months ended March 31, 2024 compared to $(4.8) million, or $(0.21) per diluted share of common stock, for the same period in 2023. The decrease in FFO1 was primarily attributable to an increase in interest expense not allocated to our operating segments of $2.1 million and an increase in redeemable preferred stock dividends of $2.4 million, partially offset by a decrease in transaction-related costs of $2.7 million and an increase of $655,000 in segment net operating income.
Core FFO attributable to common stockholders(4)1 was $(4.4) million, or $(0.19) per diluted share of common stock for the three months ended March 31, 2024 compared to $(1.3) million, or $(0.06) per diluted share of common stock, for the same period in 2023. The decrease in Core FFO2 is attributable to the aforementioned changes in FFO2, while not impacted by the decrease in transaction-related costs, as these are excluded from our Core FFO2 calculation.
1 Non-GAAP financial measure. Refer to the explanations and reconciliations elsewhere in this release.

Segment Information
Our reportable segments during the three months ended March 31, 2024 and 2023 consisted of three types of commercial real estate properties, namely, office, hotel and multifamily, as well as a segment for our lending business. Total segment net operating income (“NOI”)(5) was $13.6 million for the three months ended March 31, 2024, compared to $13.0 million for the same period in 2023.
Office
Same-Store
Same-store(2) office segment NOI(5) increased to $7.4 million for the three months ended March 31, 2024, compared to $6.8 million in the same period in 2023, while same-store(1) office Cash NOI(6)2 increased to $8.3 million for the three months ended March 31, 2024, compared to $7.4 million in the same period in 2023. The increases in same-store(2) office segment NOI(5) and same-store(2) office cash NOI(6)2 were primarily attributable to higher rental revenues at an office property in Beverly Hills, California, and an office property in Los Angeles, California due to increased occupancy.
At March 31, 2024, the Company’s same-store(2) office portfolio was 83.0% occupied, an increase of 210 basis points year-over-year on a same-store(2) basis, and 83.7% leased, a decrease of 40.0 basis points year-over-year on a same-store(2) basis. The annualized rent per occupied square foot(7) on a same-store(2) basis was $58.30 at March 31, 2024 compared to $56.1 at March 31, 2023. During three months ended March 31, 2024, the Company executed 36,961 square feet of leases with terms longer than 12 months at our same-store(2) office portfolio.
Total
Office Segment NOI(5) increased to $7.9 million for the three months ended March 31, 2024, from $6.8 million for the same period in 2023. The increase was due to the increase in same-store(2) office segment NOI(5) discussed above as well as an increase in non-same-store(2) office Segment NOI(5) of $500,000, which was driven by income from an unconsolidated office entity in Los Angeles, California during the three months ended March 31, 2024.
Hotel
Hotel Segment NOI(5) was $4.1 million for the three months ended March 31, 2024, consistent with $4.1 million for the same period in 2023. The following table sets forth the occupancy, ADR and RevPAR for our hotel in Sacramento, California for the specified periods:

	Three Months Ended March 31,
	2024	2023
Occupancy	79.0%	80.6%
Average daily rate(a)	$211.06	$202.02
Revenue per available room(b)	$166.84	$162.85
______________________
(a)Calculated as trailing 3-month room revenue divided by the number of rooms occupied.
(b)Calculated as trailing 3-month room revenue divided by the number of available rooms.
Multifamily
Our Multifamily Segment consists of two multifamily buildings located in Oakland, California as well as an investment in a multifamily building in the Echo Park neighborhood of Los Angeles, California through one of the Unconsolidated Joint Ventures, all of which were acquired during the first quarter of 2023. Our multifamily segment NOI(5) was $917,000 for the three months ended March 31, 2024 compared to $675,000 for the same period in 2023. The increase in our multifamily segment NOI(5) was primarily due to a full quarter of income during the three months ended March 31, 2024 compared to a partial quarter during the three months ended March 31, 2023. As of March 31, 2024, our Multifamily Segment was 86.2% occupied and the monthly rent per occupied unit(8) was $2,737, compared to 80.7% and $2,852, respectively as of March 31, 2023.
Lending
Our lending segment primarily consists of our SBA 7(a) lending platform, which is a national lender that primarily originates loans to small businesses in the hospitality industry. Lending segment NOI(5) was $789,000 for the three months ended March 31, 2024,
2 Non-GAAP financial measure. Refer to the explanations and reconciliations elsewhere in this release.

compared to $1.4 million for the same period in 2023. The decrease was primarily due to an increase in interest expense related to the issuance of new SBA 7(a) loan-backed notes in connection with the securitization that closed in March 2023.
Debt and Equity
During the three months ended March 31, 2024, we issued 853,879 shares of Series A1 Preferred Stock for aggregate net proceeds of $19.1 million. Net proceeds represent gross proceeds offset by costs specifically identifiable to the offering, such as commissions, dealer manager fees and other offering fees and expenses. Additionally, during the three months ended March 31, 2024, we had incremental borrowings of $5.0 million on our revolving credit facility.
Dividends
On March 27, 2024, we declared a quarterly cash dividend of $0.0850 per share of our common stock, which was paid on April 22, 2024.
On April 8, 2024, we declared a quarterly cash dividend of $0.34375 per share of our Series A Preferred Stock for the second quarter of 2024. The dividend will be payable monthly as follows: $0.114583 per share to be paid on May 15, 2024 to Series A Preferred Stockholders of record on May 5, 2024; $0.114583 per share to be paid on June 17, 2024 to Series A Preferred Stockholders of record on June 5, 2024; and $0.114583 per share to be paid on July 15, 2024 to Series A Preferred Stockholders of record on July 5, 2024.
On April 8, 2024, we declared a quarterly cash dividend of $0.489375 per share of our Series A1 Preferred Stock for the second quarter of 2024. The quarterly cash dividend of $0.489375 per share represents an annualized dividend rate of 7.83% (2.5% plus the federal funds rate of 5.33% on the applicable determination date). The dividend will be payable monthly as follows: $0.163125 per share to be paid on May 15, 2024 to Series A1 Preferred Stockholders of record on May 5, 2024; $0.163125 per share to be paid on June 17, 2024 to Series A1 Preferred Stockholders of record on June 5, 2024; and $0.163125 per share to be paid on July 15, 2024 to Series A1 Preferred Stockholders of record on July 5, 2024. For shares of Series A1 Preferred Stock issued in the second quarter of 2024, the dividend will be prorated from the date of issuance, and the monthly dividend payments will reflect such proration.
On April 8, 2024, we declared a quarterly cash dividend of $0.353125 per share of our Series D Preferred Stock for the second quarter of 2024. The dividend will be payable monthly as follows: $0.117708 per share to be paid on May 15, 2024 to Series D Preferred Stockholders of record on May 5, 2024; $0.117708 per share to be paid on June 17, 2024 to Series D Preferred Stockholders of record on June 5, 2024; and $0.117708 per share to be paid on July 15, 2024 to Series D Preferred Stockholders of record on July 5, 2024.

About the Data
Descriptions of certain performance measures, including Segment NOI, Cash NOI, FFO attributable to common stockholders, and Core FFO attributable to common stockholders are provided below. Certain of these performance measures—Cash NOI, FFO attributable to common stockholders and Core FFO attributable to common stockholders —are non-GAAP financial measures. Refer to the subsequent tables for reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measure.
(1)Stabilized office portfolio: represents office properties where occupancy was not impacted by a redevelopment or repositioning during the period.
(2)Same-store properties: are properties that we have owned and operated in a consistent manner and reported in our consolidated results during the entire span of the periods being reported. We excluded from our same-store property set this quarter any properties (i) acquired on or after January 1, 2023; (ii) sold or otherwise removed from our consolidated financial statements on or before March 31, 2024; or (iii) that underwent a major repositioning project we believed significantly affected its results at any point during the period commencing on January 1, 2023 and ending on March 31, 2024. When determining our same-store office properties as of March 31, 2024, one office property was excluded pursuant to (i) and (iii) above and one office property as excluded pursuant to (ii) above.
(3)FFO attributable to common stockholders (“FFO”): represents net income (loss) attributable to common stockholders, computed in accordance with GAAP, which reflects the deduction of redeemable preferred stock dividends accumulated, excluding gain (or loss) from sales of real estate, impairment of real estate, and real estate depreciation and amortization. We calculate FFO in accordance with the standards established by the National Association of Real Estate Investment Trusts (the “NAREIT”). See ‘Core FFO’ definition below for discussion of the benefits and limitations of FFO as a supplemental measure of operating performance.
(4)Core FFO attributable to common stockholders (“Core FFO”): represents FFO attributable to common stockholders (computed as described above), excluding gain (loss) on early extinguishment of debt, redeemable preferred stock deemed dividends, redeemable preferred stock redemptions, gain (loss) on termination of interest rate swaps, and transaction costs.

We believe that FFO is a widely recognized and appropriate measure of the performance of a REIT and that it is frequently used by securities analysts, investors and other interested parties in the evaluation of REITs, many of which present FFO when reporting their results. In addition, we believe that Core FFO is a useful metric for securities analysts, investors and other interested parties in the evaluation of our Company as it excludes from FFO the effect of certain amounts that we believe are non-recurring, are non-operating in nature as they relate to the manner in which we finance our operations, or transactions outside of the ordinary course of business.
Like any metric, FFO and Core FFO should not be used as the only measure of our performance because it excludes depreciation and amortization and captures neither the changes in the value of our real estate properties that result from use or market conditions nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of our properties, and Core FFO excludes amounts incurred in connection with non-recurring special projects, prepaying or defeasing our debt, repurchasing our preferred stock, and adjusting the carrying value of our preferred stock classified in temporary equity to its redemption value, all of which have real economic effect and could materially impact our operating results. Other REITs may not calculate FFO and Core FFO in the same manner as we do, or at all; accordingly, our FFO and Core FFO may not be comparable to the FFOs and Core FFOs of other REITs. Therefore, FFO and Core FFO should be considered only as a supplement to net income (loss) as a measure of our performance and should not be used as a supplement to or substitute measure for cash flows from operating activities computed in accordance with GAAP. FFO and Core FFO should not be used as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends. FFO and Core FFO per share for the year-to-date period may differ from the sum of quarterly FFO and Core FFO per share amounts due to the required method for computing per share amounts for the respective periods. In addition, FFO and Core FFO per share is calculated independently for each component and may not be additive due to rounding.
(5)Segment NOI: for our real estate segments represents rental and other property income and expense reimbursements less property related expenses and excludes non-property income and expenses, interest expense, depreciation and amortization, corporate related general and administrative expenses, gain (loss) on sale of real estate, gain (loss) on early extinguishment of debt, impairment of real estate, transaction costs, and benefit (provision) for income taxes. For our lending segment, Segment NOI represents interest income net of interest expense and general overhead expenses. See ‘Cash NOI’ definition below for discussion of the benefits and limitations of Segment NOI as a supplemental measure of operating performance.
(6)Cash NOI: for our real estate segments, represents Segment NOI adjusted to exclude the effect of the straight lining of rents, acquired above/below market lease amortization and other adjustments required by generally accepted accounting principles (“GAAP”). For our lending segment, there is no distinction between Cash NOI and Segment NOI. We also evaluate the operating performance and financial results of our operating segments using cash basis NOI excluding lease termination income, or “Cash NOI excluding lease termination income”.
Segment NOI and Cash NOI are not measures of operating results or cash flows from operating activities as measured by GAAP and should not be considered alternatives to income from continuing operations, or to cash flows as a measure of liquidity, or as an indication of our performance or of our ability to pay dividends. Companies may not calculate Segment NOI or Cash NOI in the same manner. We consider Segment NOI and Cash NOI to be useful performance measures to investors and management because, when compared across periods, they reflect the revenues and expenses directly associated with owning and operating our properties and the impact to operations from trends in occupancy rates, rental rates and operating costs, providing a perspective not immediately apparent from income from continuing operations. Additionally, we believe that Cash NOI is helpful to investors because it eliminates straight line rent and other non-cash adjustments to revenue and expenses.
(7)Annualized rent per occupied square foot: represents gross monthly base rent under leases commenced as of the specified periods, multiplied by twelve. This amount reflects total cash rent before abatements. Where applicable, annualized rent has been grossed up by adding annualized expense reimbursements to base rent. Annualized rent for certain office properties includes rent attributable to retail.
(8)Monthly rent per occupied unit: Represents gross monthly base rent under leases commenced as of the specified period, divided by occupied units. This amount reflects total cash rent before concessions.

FORWARD-LOOKING STATEMENTS
This press release contains certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which are intended to be covered by the safe harbors created thereby. These statements include the plans and objectives of management for future operations, including plans and objectives relating to future growth of CMCT’s business and availability of funds. Such forward-looking statements can be identified by the use of forward-looking terminology such as “may,” “will,” “project,” “target,” “expect,” “intend,” “might,” “believe,” “anticipate,” “estimate,” “could,” “would,” “continue,” “pursue,” “potential,” “forecast,” “seek,” “plan,” or “should,” or “goal” or the negative thereof or other variations or similar words or phrases. Such forward-looking statements also include, among others, statements about CMCT’s plans and objectives relating to future growth and outlook. Such forward-looking statements are based on particular assumptions that management of CMCT has made in light of its experience, as well as its perception of expected future developments and other factors that it believes are appropriate under the circumstances. Forward-looking statements are necessarily estimates reflecting the judgment of CMCT’s management and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. These risks and uncertainties include those associated with (i) the timing, form, and operational effects of CMCT’s development activities, (ii) the ability of CMCT to raise in place rents to existing market rents and to maintain or increase occupancy levels, (iii) fluctuations in market rents, (iv) the effects of inflation and continuing higher interest rates on the operations and profitability of CMCT and (v) general economic, market and other conditions. Additional important factors that could cause CMCT’s actual results to differ materially from CMCT’s expectations are discussed in “Item 1A—Risk Factors” in CMCT’s Annual Report on Form 10-K for the year ended December 31, 2023. The forward-looking statements included herein are based on current expectations and there can be no assurance that these expectations will be attained. Assumptions relating to the foregoing involve judgments with respect to, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond CMCT’s control. Although we believe that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could be inaccurate and, therefore, there can be no assurance that the forward-looking statements expressed or implied will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements expressed or implied herein, the inclusion of such information should not be regarded as a representation by CMCT or any other person that CMCT’s objectives and plans will be achieved. Readers are cautioned not to place undue reliance on forward-looking statements. Forward-looking statements speak only as of the date they are made. CMCT does not undertake to update them to reflect changes that occur after the date they are made, except as may be required by applicable laws.
For Creative Media & Community Trust Corporation
Media Relations:
Bill Mendel, 212-397-1030
bill@mendelcommunications.com
or
Shareholder Relations:
Steve Altebrando, 646-652-8473
shareholders@creativemediacommunity.com

CREATIVE MEDIA & COMMUNITY TRUST CORPORATION AND SUBSIDIARIES
Consolidated Balance Sheets
(Unaudited and in thousands, except share and per share amounts)

	March 31, 2024	December 31, 2023
ASSETS
Investments in real estate, net	$700,618	$704,762
Investments in unconsolidated entities	33,709	33,505
Cash and cash equivalents	21,307	19,290
Restricted cash	24,335	24,938
Loans receivable, net (Note 5)	56,229	57,005
Accounts receivable, net	6,030	5,347
Deferred rent receivable and charges, net	27,793	28,222
Other intangible assets, net	3,852	3,948
Other assets	13,630	14,183
TOTAL ASSETS	$887,503	$891,200
LIABILITIES, REDEEMABLE PREFERRED STOCK, AND EQUITY
LIABILITIES:
Debt, net	$472,813	$471,561
Accounts payable and accrued expenses	25,639	26,426
Due to related parties	3,333	3,463
Other liabilities	13,639	12,981
Total liabilities	515,424	514,431
COMMITMENTS AND CONTINGENCIES (Note 15)
EQUITY:
Series A cumulative redeemable preferred stock, $0.001 par value; 34,211,995 and $34,611,501 shares authorized as of March 31, 2024 and December 31, 2023, respectively; 8,820,338 and 7,042,333 shares issued and outstanding, respectively, as of March 31, 2024 and 8,820,338 and 7,431,839 shares issued and outstanding, respectively, as of December 31, 2023; liquidation preference of $25.00 per share, subject to adjustment	176,007	185,704
Series A1 cumulative redeemable preferred stock, $0.001 par value; 27,880,928 and $27,904,974 shares authorized as of March 31, 2024 and December 31, 2023, respectively; 11,327,248 and 11,208,176 shares issued and outstanding, respectively, as of March 31, 2024 and 10,473,369 and 10,378,343 shares issued and outstanding, respectively, as of December 31, 2023; liquidation preference of $25.00 per share, subject to adjustment	277,585	256,935
Series D cumulative redeemable preferred stock, $0.001 par value; 26,991,590 shares authorized as of March 31, 2024 and December 31, 2023; 56,857 and 48,447 shares issued and outstanding, respectively, as of March 31, 2024 and 56,857 and 48,447 shares issued and outstanding, respectively, as of December 31, 2023; liquidation preference of $25.00 per share, subject to adjustment	1,190	1,190
Common stock, $0.001 par value; 900,000,000 shares authorized; 22,786,741 shares issued and outstanding as of March 31, 2024 and December 31, 2023, respectively	23	23
Additional paid-in capital	851,234	852,476
Distributions in excess of earnings	(936,151)	(921,925)
Total stockholders’ equity	369,888	374,403
Non-controlling interests	2,191	2,366
Total equity	372,079	376,769
TOTAL LIABILITIES, REDEEMABLE PREFERRED STOCK, AND EQUITY	$887,503	$891,200

CREATIVE MEDIA & COMMUNITY TRUST CORPORATION AND SUBSIDIARIES
Consolidated Statements of Operations
(Unaudited and in thousands, except per share amounts)

	Three Months Ended March 31,
	2024	2023
REVENUES:
Rental and other property income	$18,773	$14,886
Hotel income	11,264	10,923
Interest and other income	3,961	3,103
Total Revenues	33,998	28,912
EXPENSES:
Rental and other property operating	17,981	15,225
Asset management and other fees to related parties	394	720
Expense reimbursements to related parties—corporate	605	528
Expense reimbursements to related parties—lending segment	563	608
Interest	8,977	6,236
General and administrative	1,619	1,925
Transaction-related costs	690	3,360
Depreciation and amortization	6,478	9,502
Total Expenses	37,307	38,104
(Loss) income from unconsolidated entities	(326)	768
Gain on sale of real estate (Note 3)	—	1,104
LOSS BEFORE PROVISION FOR INCOME TAXES	(3,635)	(7,320)
Provision for income taxes	270	256
NET LOSS	(3,905)	(7,576)
Net loss attributable to non-controlling interests	175	625
NET LOSS ATTRIBUTABLE TO THE COMPANY	(3,730)	(6,951)
Redeemable preferred stock dividends declared or accumulated (Note 11)	(7,759)	(5,391)
Redeemable preferred stock redemptions (Note 11)	(806)	(373)
NET LOSS ATTRIBUTABLE TO COMMON STOCKHOLDERS	$(12,295)	$(12,715)
NET LOSS ATTRIBUTABLE TO COMMON STOCKHOLDERS PER SHARE:
Basic	$(0.54)	$(0.56)
Diluted	$(0.54)	$(0.56)
WEIGHTED AVERAGE SHARES OF COMMON STOCK OUTSTANDING:
Basic	22,738	22,707
Diluted	22,738	22,707

CREATIVE MEDIA & COMMUNITY TRUST CORPORATION AND SUBSIDIARIES
Funds from Operations Attributable to Common Stockholders
(Unaudited and in thousands, except per share amounts)

We believe that FFO is a widely recognized and appropriate measure of the performance of a REIT and that it is frequently used by securities analysts, investors and other interested parties in the evaluation of REITs, many of which present FFO when reporting their results. FFO represents net income (loss) attributable to common stockholders, computed in accordance with generally accepted accounting principles ("GAAP"), which reflects the deduction of redeemable preferred stock dividends accumulated, excluding gains (or losses) from sales of real estate, impairment of real estate, and real estate depreciation and amortization. We calculate FFO in accordance with the standards established by the National Association of Real Estate Investment Trusts (the "NAREIT").

Like any metric, FFO should not be used as the only measure of our performance because it excludes depreciation and amortization and captures neither the changes in the value of our real estate properties that result from use or market conditions nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of our properties, all of which have real economic effect and could materially impact our operating results. Other REITs may not calculate FFO in accordance with the standards established by the NAREIT; accordingly, our FFO may not be comparable to the FFO of other REITs. Therefore, FFO should be considered only as a supplement to net income (loss) as a measure of our performance and should not be used as a supplement to or substitute measure for cash flows from operating activities computed in accordance with GAAP. FFO should not be used as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends. The following table sets forth a reconciliation of net income (loss) attributable to common stockholders to FFO attributable to common stockholders for the three months ended March 31, 2024 and 2023.

	Three Months Ended March 31,
	2024	2023
Numerator:
Net loss attributable to common stockholders	$(12,295)	$(12,715)
Depreciation and amortization	6,478	9,502
Noncontrolling interests’ proportionate share of depreciation and amortization	(104)	(477)
Gain on sale of real estate	—	(1,104)
FFO attributable to common stockholders	(5,921)	(4,794)
Redeemable preferred stock dividends declared on dilutive shares (a)	—	(6)
Diluted FFO attributable to common stockholders	$(5,921)	$(4,800)
Denominator:
Basic weighted average shares of common stock outstanding	22,738	22,707
Effect of dilutive securities—contingently issuable shares (a)	—	13
Diluted weighted average shares and common stock equivalents outstanding	22,738	22,720
FFO attributable to common stockholders per share:
Basic	$(0.26)	$(0.21)
Diluted	$(0.26)	$(0.21)
______________________
(a)For the three months ended March 31, 2024 and 2023, the effect of certain shares of redeemable preferred stock were excluded from the computation of diluted FFO attributable to common stockholders and the diluted weighted average shares and common stock equivalents outstanding as such inclusion would be anti-dilutive.

CREATIVE MEDIA & COMMUNITY TRUST CORPORATION AND SUBSIDIARIES
Core Funds from Operations Attributable to Common Stockholders
(Unaudited and in thousands, except per share amounts)

In addition to calculating FFO in accordance with the standards established by NAREIT, we also calculate a supplemental FFO metric we call Core FFO attributable to common stockholders. Core FFO attributable to common stockholders represents FFO attributable to common stockholders, computed in accordance with NAREIT's standards, excluding losses (or gains) on early extinguishment of debt, redeemable preferred stock redemptions, gains (or losses) on termination of interest rate swaps, and transaction costs. We believe that Core FFO is a useful metric for securities analysts, investors and other interested parties in the evaluation of our Company as it excludes from FFO the effect of certain amounts that we believe are non-recurring, are non-operating in nature as they relate to the manner in which we finance our operations, or transactions outside of the ordinary course of business.

Like any metric, Core FFO should not be used as the only measure of our performance because, in addition to excluding those items prescribed by NAREIT when calculating FFO, it excludes amounts incurred in connection with non-recurring special projects, prepaying or defeasing our debt and repurchasing our preferred stock, all of which have real economic effect and could materially impact our operating results. Other REITs may not calculate Core FFO in the same manner as we do, or at all; accordingly, our Core FFO may not be comparable to the Core FFO of other REITs who calculate such a metric. Therefore, Core FFO should be considered only as a supplement to net income (loss) as a measure of our performance and should not be used as a supplement to or substitute measure for cash flows from operating activities computed in accordance with GAAP. Core FFO should not be used as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends. The following table sets forth a reconciliation of net income (loss) attributable to common stockholders to Core FFO attributable to common stockholders for the three months ended March 31, 2024 and 2023.

	Three Months Ended March 31,
	2024	2023
Numerator:
Net loss attributable to common stockholders	$(12,295)	$(12,715)
Depreciation and amortization	6,478	9,502
Noncontrolling interests’ proportionate share of depreciation and amortization	(104)	(477)
Gain on sale of real estate	—	(1,104)
FFO attributable to common stockholders	$(5,921)	$(4,794)
Redeemable preferred stock redemptions	806	373
Transaction-related costs	690	3,360
Noncontrolling interests’ proportionate share of transaction-related costs	—	(194)
Core FFO attributable to common stockholders	$(4,425)	$(1,255)
Redeemable preferred stock dividends declared on dilutive shares (a)	—	(6)
Diluted Core FFO attributable to common stockholders	$(4,425)	$(1,261)
Denominator:
Basic weighted average shares of common stock outstanding	22,738	22,707
Effect of dilutive securities-contingently issuable shares (a)	—	13
Diluted weighted average shares and common stock equivalents outstanding	22,738	22,720
Core FFO attributable to common stockholders per share:
Basic	$(0.19)	$(0.06)
Diluted	$(0.19)	$(0.06)
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(a)For the three months ended March 31, 2024 and 2023, the effect of certain shares of redeemable preferred stock were excluded from the computation of diluted Core FFO attributable to common stockholders and the diluted weighted average shares and common stock equivalents outstanding as such inclusion would be anti-dilutive.

CREATIVE MEDIA & COMMUNITY TRUST CORPORATION AND SUBSIDIARIES
Reconciliation of Net Operating Income
(Unaudited and in thousands)

We internally evaluate the operating performance and financial results of our real estate segments based on segment NOI, which is defined as rental and other property income and expense reimbursements less property related expenses and excludes non-property income and expenses, interest expense, depreciation and amortization, corporate related general and administrative expenses, gain (loss) on sale of real estate, gain (loss) on early extinguishment of debt, impairment of real estate, transaction costs, and provision for income taxes. For our lending segment, we define segment NOI as interest income net of interest expense and general overhead expenses. We also evaluate the operating performance and financial results of our operating segments using cash basis NOI, or "cash NOI". For our real estate segments, we define cash NOI as segment NOI adjusted to exclude the effect of the straight lining of rents, acquired above/below market lease amortization and other adjustments required by GAAP.

Cash NOI is not a measure of operating results or cash flows from operating activities as measured by GAAP and should not be considered an alternative to income from continuing operations, or to cash flows as a measure of liquidity, or as an indication of our performance or of our ability to pay dividends. Companies may not calculate cash NOI in the same manner. We consider cash NOI to be a useful performance measure to investors and management because, when compared across periods, it reflects the revenues and expenses directly associated with owning and operating our properties and the impact to operations from trends in occupancy rates, rental rates and operating costs, providing a perspective not immediately apparent from income from continuing operations. Additionally, we believe that cash NOI is helpful to investors because it eliminates straight line rent and other non-cash adjustments to revenue and expenses.

Below is a reconciliation of cash NOI to segment NOI and net income (loss) attributable to the Company for the three months ended March 31, 2024 and 2023.

	Three Months Ended March 31, 2024
	Same-Store Office	Non-Same-Store Office	Total Office	Hotel	Multi-family	Lending	Total

Cash net operating income (loss)	8,309	473	8,782	4,061	917	789	14,549
Deferred rent and amortization of intangible assets, liabilities, and lease inducements	(917)	—	(917)	1	—	—	(916)
Straight line rent, below-market ground lease and amortization of intangible assets	—	—	—	—	—	—	—
Straight line lease termination income	—	—	—	—	—	—	—
Segment net operating income (loss)	$7,392	$473	$7,865	$4,062	$917	$789	$13,633
Interest and other income							144
Asset management and other fees to related parties							(394)
Expense reimbursements to related parties—corporate							(605)
Interest expense							(8,057)
General and administrative							(1,188)
Transaction-related costs							(690)
Depreciation and amortization							(6,478)
Gain on sale of real estate							—
Loss before benefit for income taxes							(3,635)
Provision for income taxes							(270)
Net loss							(3,905)
Net loss attributable to noncontrolling interests							175
Net loss attributable to the Company							$(3,730)

	Three Months Ended Ended March 31, 2023
	Same-Store Office	Non-Same-Store Office	Total Office	Hotel	Multi-family	Lending	Total

Cash net operating income	7,430	(18)	7,412	4,146	908	1,358	13,824
Deferred rent and amortization of intangible assets, liabilities, and lease inducements	(603)	(9)	(612)	(1)	(233)	—	(846)
Straight line rent, below-market ground lease and amortization of intangible assets	—	—	—	—	—	—	—
Straight line lease termination income	—	—	—	—	—	—	—
Segment net operating income (loss)	$6,827	$(27)	$6,800	$4,145	$675	$1,358	$12,978
Asset management and other fees to related parties							(720)
Expense reimbursements to related parties—corporate							(528)
Interest expense							(5,991)
General and administrative							(1,301)
Transaction-related costs							(3,360)
Depreciation and amortization							(9,502)
Gain on sale of real estate							1,104
Income before benefit for income taxes							(7,320)
Provision for income taxes							(256)
Net income							(7,576)
Net income attributable to noncontrolling interests							625
Net income attributable to the Company							$(6,951)